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                                                                    Exhibit 99.2

For Immediate Release                              For more information contact:
Friday, November 10, 2006            Frank T. Kane, Vice President-Finance & CFO
                                                              fkane@chromrev.com

                           CHROMCRAFT REVINGTON, INC.
         ANNOUNCES APPOINTMENT OF DAVID CORBIN AS SENIOR VICE PRESIDENT.

     West Lafayette, Indiana, November 10, 2006 - Chromcraft Revington, Inc. (AMEX:CRC) announced today the appointment of David Corbin to the position of Senior Vice President. In this newly created role, Mr. Corbin will provide overall leadership to marketing and category management for the Company's businesses. He will report directly to the Chairman and CEO, Ben Anderson-Ray.

     In making the announcement, Ben Anderson-Ray, commented, "We are extremely pleased to have attracted David Corbin to our organization. He brings to us a combination of consumer marketing and brand management experience, as well as his more recent accomplishments within the furniture industry." He further commented that Mr. Corbin will play an important role in the transformation of the Company. Mr. Anderson-Ray stated, "We are currently shifting the Company to be more market driven and to better utilize a global supply chain. Mr. Corbin's primary mission will be to bring marketing leadership to the overall organization and help drive the Company's transformation with his strong capabilities."

     In commenting on his appointment, Mr. Corbin stated, "I am delighted to be joining Chromcraft Revington and becoming a part of the Company's leadership team as it drives the revitalization strategy."

     Prior to joining Chromcraft Revington, Mr. Corbin was Vice President of Marketing at Pulaski Furniture. In other previous experience, he has held various roles including CEO of an apparel company, as well as brand management positions at Procter & Gamble. He has been named to Furniture Today's top 100 leaders, and was named a Regional Entrepreneur of the Year in 1992 by Inc. Magazine. Mr. Corbin holds a BA degree from Princeton University and an MBA from Harvard Business School.

     The Company has entered into an employment agreement with Mr. Corbin and will grant to him an award of 7,500 shares of restricted common stock of the Company. The restricted stock will be eligible to vest in equal increments of 2,500 shares each on December 31, 2007, 2008 and 2009. A copy of Mr. Corbin's employment agreement will be included in the Company's Form 8-K to be filed with the Securities and Exchange Commission.

     Chromcraft Revington businesses design, manufacture and market residential and commercial furniture throughout the United States. The Company wholesales its products under the "Chromcraft," "Peters-Revington," "Silver Furniture," "Cochrane Furniture" and "Sumter" brand names.

     This release contains forward-looking statements that are based on current expectations and assumptions. These forward-looking statements can be generally identified as such because they include future tense or dates, or possible future events or outcomes, or are not historical or current facts. Forward-looking statements are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause

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actual results or outcomes to differ materially from those reported, expected or anticipated as of the date of this release.

     Among such risks and uncertainties that could cause actual results or outcomes to differ materially from those reported, expected or anticipated are the ability of the Company to complete the restructuring actions previously disclosed as currently planned and at estimated costs; general economic conditions; import and domestic competition in the furniture industry; ability of the Company to execute business strategies; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with customers; customer acceptance of existing and new products; new and existing home sales; and other factors that generally effect business. An additional list of risks relating to the Company's business is located in the Company's Form 10-K for the fiscal year ended December 31, 2005.

     The Company does not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.

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